Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1269307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Bush Street, Seventeenth Floor San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 2005 EQUITY COMPENSATION PLAN

OF LIVERAMP HOLDINGS, INC.

(Full title of the plan)

Jerry C. Jones, Esq.

EVP, Chief Ethics and Legal Officer and Secretary

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Name and address of agent for service)

(888) 987-6764

(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

Geoffrey D. Neal

Kutak Rock LLP

124 West Capitol Avenue, Suite 2000

Little Rock, AR 72201

(501) 975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 4,000,000 shares of Common Stock, $.10 par value per share, of LiveRamp Holdings, Inc. (the “Company”) to be issued pursuant to the Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc., as amended (the “Plan”). Accordingly, the contents of the earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2019 (File No. 333-231823) and May 24, 2022 (File No. 333-265186) are incorporated by reference in this Registration Statement to the extent not modified hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed or furnished by the Company with the Commission are incorporated by reference herein:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Commission on May 24, 2023;

(b)	The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2023, filed with the Commission on August 9, 2023;

(c)	The Company’s current reports on Form 8-K filed with the Commission on April 14, 2023, August 17, 2023 and August 18, 2023; and

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on October 1, 2018, including any further amendments or reports filed with the Commission for the purpose of updating such description, including Exhibit 4.1 of the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2019, filed with the Commission on May 29, 2019.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits.

The exhibits furnished as a part of this Registration Statement are listed below.

Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of LiveRamp Holdings, Inc. (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2018, Commission File No. 001-38669, and incorporated herein by reference)

4.2	Amended and Restated Bylaws of LiveRamp Holdings, Inc. (previously filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Commission on October 1, 2018, Commission File No. 001-38669, and incorporated herein by reference)

5.1*	Opinion of Kutak Rock LLP as to the legality of the shares being registered

23.1*	Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Powers of Attorney

99.1	Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc. (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 18, 2023, Commission File No. 001-38669, and incorporated herein by reference)

107.1*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on August 18, 2023.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Jerry C. Jones, EVP, Chief Ethics and Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, as of August 18, 2023:

Signature	Title

/s/ John L. Battelle*	Director
John L. Battelle

/s/ Timothy R. Cadogan*	Director
Timothy R. Cadogan

/s/ Vivian Chow*	Director
Vivian Chow

/s/ Scott E. Howe*	Director, Chief Executive Officer
Scott E. Howe	(principal executive officer)

/s/ Clark M. Kokich*	Director, Non-Executive Chairman of the Board
Clark M. Kokich

/s/ Brian O’Kelley*	Director
Brian O’Kelley

/s/ Omar Tawakol*	Director
Omar Tawakol

/s/ Debora B. Tomlin*	Director
Debora B. Tomlin

/s/ Lauren Dillard*	Interim Chief Financial Officer, Senior Vice President of Finance and Investor Relations
Lauren Dillard	(principal financial and accounting officer)

*By:	/s/ Jerry C. Jones
Jerry C. Jones, Attorney-in-Fact